Exhibit 10.27

AMENDENT NO. 1 TO THE

FORMATION AND STRUCTURING AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to THE FORMATION AND STRUCTURING AGREEMENT (the “Agreement”) is made as of January 26, 2005, by and among Morgans Group LLC, a Delaware limited liability company (“Morgans Group LLC”), Morgans Hotel Group LLC, a Delaware limited liability company (“Morgans Hotel Group LLC”), NorthStar Hospitality LLC, a Delaware limited liability company (“NorthStar Hospitality”), NorthStar Partnership, L.P., a Delaware limited partnership (“NorthStar LP” and, together with NorthStar Hospitality, “NorthStar”), RSA Associates, L.P., a Delaware limited partnership (“RSA Associates”), Michael Overington (“Overington”), and Anda Andrei (“Andrei”) (Morgans Hotel Group LLC, NorthStar, RSA Associates, Overington and Andrei, each, an “Interested Party” and collectively, the “Interested Parties”).

WHEREAS, on October 25, 2005, Morgans Group LLC and the Interested Parties executed and delivered the Agreement;

WHEREAS, the Morgans Group LLC and the Interested Parties desire to amend the Agreement to provide for the waiver by each of the Interested Parties of any claim that the issuances of Morgans Group LLC Units (as defined in the Agreement) and shares of Common Stock (as defined in the Agreement) were not exempt from registration or qualification under federal and state securities laws; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Morgans Group LLC and the Interested Parties agree as follows:

ARTICLE I.

AMENDMENT TO ARTICLE I

Article I of the Agreement is hereby amended by adding the following new Section 1.6:

                1.6           Waiver and Release. Each of the Interested Parties hereby (i) waives and releases any claim (whether for rescission, damages or otherwise) against Morgans Hotel Group Co., Morgans Group LLC, any of the other Interested Parties, any affiliate of any of the foregoing or any director, officer or agent of the foregoing arising out of or based on any aspect of the Formation and Structuring Transactions, including any issuances of  Morgans Group LLC Units and Common Stock in connection with the Formation and Structuring Transactions, being not exempt from registration or qualification under federal or state securities laws, (ii) agrees not, under any circumstances, to exercise any right of rescsission arising out of the Formation and Structuring Transactions, and (iii) irrevocably agrees to contribute to Morgans Group LLC any proceeds received by such

Interested Party as a result of any rescission action arising out of the Formation and Structuring Transactions if it is ultimately determined that such agreements and waivers are not enforceable.

ARTICLE II.

MISCELLANEOUS

2.1           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

2.2           Severability.  In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

2.3           Successors and Assigns.  This Amendment shall be binding upon, and inure to the benefit of, Morgans Group LLC, the Interested Parties, and their respective legal representatives, successors, and permitted assigns.

2.4           Headings.  Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Amendment or any part hereof and shall not be considered in interpreting or construing this Amendment.

2.5           Recitals.  The recital and introductory paragraphs hereof are a part hereof, form a basis for this Amendment and shall be considered prima facie evidence of the facts and documents referred to therein.

2.6           Counterparts. This Amendment may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.  Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

MORGANS GROUP LLC

By:	Morgans Hotel Group LLC,
its sole member

	By:	/s/ W. EDWARD SCHEETZ
Name: W. Edward Scheetz
Title: Chief Executive Officer

MORGANS HOTEL GROUP LLC

By:	/s/ W. EDWARD SCHEETZ
Name: W. Edward Scheetz
Title: Chief Executive Officer

NORTHSTAR HOSPITALITY LLC

By:	/s/ RICHARD MCCREADY
Name: Richard McCready
Title: Authorized Person

NORTHSTAR PARTNERSHIP, L.P.

By:	NorthStar Capital Investment Corp.,
its general partner

	By:	/s/ RICHARD MCCREADY
Name: Richard McCready
Title: Chief Operating Officer

RSA ASSOCIATES, L.P.

By:	RSA GP Corp.,
its General Partner

	By:	/s/ IAN SCHRAGER
Name: Ian Schrager
Title: President

/s/ MICHAEL OVERINGTON
Michael Overington

/s/ ANDA ANDREI
Anda Andrei